Exhibit 5.1

                    [Letterhead of Appleby Sperling & Kempe]

                                                                   July __, 1999

ESG Re Limited
Skandia International House
Church Street
Hamilton HM 11
Bermuda

Dear Sirs:

ESG Re Limited (the "Company")

We have acted as Bermuda counsel to the Company with respect to the Registration Statement, as filed with the Securities and Exchange Commission on July 1, 1999, on Form S-3, and all amendments thereto (collectively, the "Registration Statement") under the Securities Act of 1933 of the United States of America, as amended (the "Act"), and the Rules and Regulations promulgated thereunder (the "Rules").

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined in the Schedule to this opinion (the "Documents"). Unless otherwise defined herein, capitalized terms have the meanings assigned to them in the Registration Statement.

Assumptions

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents, submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarized or photostatic copies;

(b)      the genuineness of all signatures on the Documents;

(c) that any factual statements made in the Registration Statement are true, accurate and complete;

(d) that the search made on 30 June 1999 of the Register of Companies at the office of the Registrar of Companies referred to in paragraph 2 of the Schedule to this

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         opinion, was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(e) that the search made of 30 June 1999 in the Supreme Court Causes Book at the Registry of the Supreme Court referred to in paragraph 3 of the Schedule to this opinion was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(f) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout; and

(g) that each Director of the Company, when the Board of Directors of the Company adopted the Resolutions, discharged his fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company.

Opinion

Based upon and subject to the foregoing, and subject to the reservations et out below and any matters not disclosed to us, we are of the opinion that the common shares, when issued, delivered and paid for as contemplated in the Registration Statement will have been duly authorized, validly issued, fully paid and non-assessable.

Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of a company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-laws of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the company.

Reservations

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

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(b)      Where an obligation is to be performed in a jurisdiction other than
         Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of , or contrary to public policy of, such other jurisdiction.

(c) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

         (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

         (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

         (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

         (iv) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

         (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Act.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the register of charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(d) In order to issue this opinion we have carried out the search referred to in paragraph 2 of the Schedule to this opinion on 30 June 1999 and have not enquired as to whether there has been any change since that time and date.

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(e)      In order to issue this opinion we have carried out the search referred to in paragraph 3 of the Schedule to this opinion at on 30 June 1999 and have not enquired as to whether there has been any change since that time and date.

Disclosure

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

We hereby specifically consent to the use of this opinion as an Exhibit to the Registration Statement and to the sue of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully


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                                    SCHEDULE
                                    --------


1.       A draft copy of the Registration Statement dated 17 April 1999.

2. Certified copy of the Minutes of the Meeting of the Board of Directors of the Company (the "Resolutions").

3. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 30 June 1999.

4. The entries and filing shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 22 April 1999 in respect of the Company.

5. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws for the Company (collectively referred to as the "Constitutional Documents").

6. A certified copy of the "Foreign Exchange Letter," dated 21 August 1997, issued by the Bermuda Monetary Authority, Hamilton, Bermuda in relation to the Company.

7. A certified copy of the "Tax Assurance," dated 18 September 1997, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

8. A certified copy of the Register of Directors and Officers in respect of the Company.

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